Exhibit (d)(24)

AMENDMENT TO INVESTMENT MANAGEMENT AGREEMENT

This Amendment to Investment Management Agreement (this “Amendment”), effective as of April 28, 2023, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (“MICM,” and together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Management Agreement, dated as of June 30, 2022, as amended from time to time, by and between the Trust and MICM (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein MICM agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement to provide for the addition of one separate series of the Trust.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.	The addition of the Matthews Korea Active ETF as set forth on the attached amended Appendix A and Appendix B.

2.	The Agreement will otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment, including the amended Appendix A and Appendix B attached hereto, to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbot
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	April 28, 2023	Date:	April 28, 2023

APPENDIX A

MATTHEWS INTERNATIONAL FUNDS

FUND SCHEDULE

(as of April 28, 2023)

Fund		Effective Date
•	Matthews Emerging Markets Equity Active ETF	June 30, 2022
•	Matthews Asia Innovators Active ETF	June 30, 2022
•	Matthews China Active ETF	June 30, 2022
•	Matthews Emerging Markets ex China Active ETF	December 30, 2022
•	Matthews Korea Active ETF	April 28, 2023

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbot
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	April 28, 2023	Date:	April 28, 2023

APPENDIX B

MATTHEWS INTERNATIONAL FUNDS

INVESTMENT MANAGEMENT FEE SCHEDULE

(effective April 28, 2023)

The Management Fee for each Fund is as follows:

Fund	Investment Management Fee
Matthews Emerging Markets Equity Active ETF	0.79% of average daily net assets
Matthews Asia Innovators Active ETF	0.79% of average daily net assets
Matthews China Active ETF	0.79% of average daily net assets
Matthews Emerging Markets ex China Active ETF	0.79% of average daily net assets
Matthews Korea Active ETF	0.79% of average daily net assets

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbot
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	April 28, 2023	Date:	April 28, 2023